Exhibit 99.1

FOR IMMEDIATE RELEASE

Royal Caribbean Group announces upsizing and extension of revolving credit facilities

MIAMI – May 14, 2025 – Royal Caribbean Group (NYSE: RCL) (the "Company") today announced that it has amended and upsized its two unsecured revolving credit facilities. The amendments increased commitments by $2.28 billion, equally distributed between each facility, bringing the combined revolving credit facilities commitments to $6.35 billion. The amendments also extended the maturity of the three-year facility maturing in October 2026 to October 2030. The other credit facility matures in October 2028.

“The upsizing of the revolving credit facilities highlights the strength of our credit profile and the robust support from our lending partners,” said Naftali Holtz, chief financial officer. “This enhanced financial flexibility, coupled with strong cash flow generation, positions us well to execute on our strategic growth initiatives and deliver long term shareholder value.”

###

About Royal Caribbean Group:

Royal Caribbean Group (NYSE: RCL) is a vacation industry leader with a global fleet of 67 ships across its five brands traveling to all seven continents. With a mission to deliver the best vacations responsibly, Royal Caribbean Group serves millions of guests each year through its portfolio of best-in-class brands, including Royal Caribbean, Celebrity Cruises, and Silversea; and an expanding portfolio of land-based vacation experiences through Perfect Day at CocoCay and Royal Beach Club collection. The company also owns a 50% joint venture interest in TUI Cruises, which operates the German Brands Mein Schiff and Hapag-Lloyd Cruises. With a rich history of innovating, Royal Caribbean Group continually delivers exciting new products and guest experiences that help shape the future of leisure travel. Learn more at www.royalcaribbeangroup.com or www.rclinvestor.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the company's credit profile, cash flow generation, strategic growth initiatives, and liquidity. Forward-looking statements reflect management's current expectations and are subject to risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Factors that could affect our results include, among others, those discussed under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations contact: Blake Vanier

Email: bvanier@rccl.com